UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2012

(Date of earliest event reported)

First Financial Service Corporation

(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

KENTUCKY	61-1168311
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

2323 Ring Road, Elizabethtown, Kentucky, 42701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (270) 765-2131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On November 14, 2012, First Financial Service Corporation was notified that First Security Bank of Owensboro, Inc. (“First Security”) had terminated the Branch Purchase Agreement (the “Agreement”) with the Company’s subsidiary, First Federal Savings Bank of Elizabethtown, effective immediately. The Agreement provided for the sale of First Federal’s four retail banking offices in Louisville, Kentucky to First Security.

First Security’s notice stated that First Security was exercising its right to terminate the Agreement because it had become reasonably apparent that the financing condition would not be satisfied by November 14, 2012. The financing condition provided that First Security’s parent bank holding company shall have raised and contributed to First Security the capital necessary to satisfy any capital injection requirement needed for governmental approval of the sale.

A copy of First Financial Service Corporation’s press release dated November 15, 2012 is attached as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Press Release dated November 15, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: November 15, 2012	By: /s/ Gregory S. Schreacke
Gregory S. Schreacke
President

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